Exhibit 99.2

CEC Entertainment, Inc. Adopts Shareholder Rights Plan

IRVING, Texas – January 16, 2014 – The Board of Directors of CEC Entertainment, Inc. (NYSE: CEC) (“CEC”) today announced that it has adopted a shareholder rights plan (the “Plan”).

Pursuant to the Plan, the Board of Directors declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) on each outstanding share of the Company’s common stock as of January 26, 2014 (the “Record Date”). Each Right, once exercisable, will entitle shareholders to buy one ten-thousandth of a share of a new series of junior participating preferred stock at a purchase price of $54.00 per Right, subject to adjustment.

The Plan is designed to assist the Board of Directors in overseeing a fair and orderly process and to maximize shareholder value in connection with a sale of the Company. The Plan will not in any way prevent or restrict any person from making a superior proposal pursuant to the terms of the Merger Agreement entered into with affiliates of Apollo Global Management, LLC (“Apollo”) on January 15, 2014.

The Rights will be exercisable only if a person or group of affiliated or associated persons (other than Apollo or any of its affiliates or associates acting pursuant to the Merger Agreement) (an “Acquiring Person”) acquires beneficial ownership of 10% or more of the Company’s common stock. The Plan provides that the ownership of shareholders that beneficially own 10% or more of our common stock on the date of adoption of the Plan will be grandfathered, but the Rights would become exercisable if at any time any such shareholder increases it ownership percentage by 0.001% or more. Derivative interests in our common stock, such as swap arrangements, regardless of whether such arrangements carry with them the right to control voting or disposition of the underlying securities, are also considered beneficial ownership of the underlying common stock for purposes of the Plan. The Plan permits the acquisition of control of CEC by Apollo or one of its affiliates pursuant to the terms and conditions of the Merger Agreement, in connection with which the Plan was adopted.

If an Acquiring Person acquires 10% or more of the Company’s outstanding common stock, the Rights will generally entitle the Company’s shareholders, other than the Acquiring Person and its affiliates, the opportunity to purchase, at the exercise price of the Right, such number of shares of CEC common stock having a current value of twice the exercise price of the Right. In addition, if the Company is acquired in a merger or other business combination transaction after an Acquiring Person acquires 10% or more of the Company’s outstanding common stock, the Rights would generally entitle its holders, other than such Acquiring Person, the opportunity to purchase, at the exercise price of the Right, such number of shares of the common stock of such other party to the merger or other business combination having a current value of twice the exercise price of the Right.

The Rights are generally redeemable, for $0.01 per Right, subject to adjustment, at the option of the Board of Directors, unless and until the Rights become exercisable. The Rights will expire at the earlier of January 14, 2015, one business day immediately prior to the one year anniversary of the adoption of the Plan, or immediately prior to the earlier of the consummation of the tender offer pursuant to which Apollo will make an offer to purchase all outstanding shares of CEC common equity (the “Equity Tender Offer”) and the merger contemplated under the Merger Agreement. The Rights distribution is not taxable to shareholders.

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About CEC Entertainment, Inc.

For more than 30 years, CEC Entertainment (NYSE: CEC) has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The company and its franchisees operate a system of 577 Chuck E. Cheese’s stores located in 47 states and 10 foreign countries or territories. Currently, 522 locations in the United States and Canada are owned and operated by the company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas, as well as a variety of dining options including pizza, sandwiches, wings, appetizers, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $10 million to schools through its fundraising programs. For more information, see the company’s website at www.chuckecheese.com or connect with them on Facebook, Twitter, Pinterest, YouTube and foursquare.

For CEC Entertainment:

Media

Michelle Chism

Director, Corporate Communications

(972) 258-5529

MChism@cecentertainment.com

Investors

Tiffany B. Kice

Executive Vice President, Chief Financial Officer & Treasurer

(972) 258-4525

Additional Information and Where to Find It

The tender offer for the outstanding shares of CEC Entertainment, Inc. referenced in this press release has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Apollo and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Apollo and its acquisition subsidiary will file tender offer materials on Schedule TO, and CEC Entertainment, Inc. thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF CEC ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CEC

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SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of CEC at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting CEC Entertainment, Inc. at 4441 W. Airport Freeway, Irving, TX 75062, Attention: Tiffany B. Kice, (972) 258-4525.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, CEC files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by CEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. CEC’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and CEC, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, among other things, risks relating to the expected timing, consummation, and financial benefits of the tender offer and the merger. Apollo and CEC believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and CEC or persons acting on Apollo’s or CEC’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and CEC undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in CEC’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

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